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                                                                    Exhibit 7(a)

                              AGREEMENT OF JOINT FILING



    The undersigned hereby agree that they are filing jointly pursuant to Rule 13d-1(f)(1) of the Securities Exchange Act of 1934, as amended, the Amendment No. 1 to Schedule 13D dated December 30, 1996 containing the information required by Schedule 13D for the shares of Common Stock of Triangle Pharmaceuticals, Inc. held by the undersigned individuals and which Amendment No. 1 to Schedule 13D amends the original Schedule 13D filed by the undersigned on November 12, 1996.




December 30, 1996


                                       /s/ Standish M. Fleming
                                       -----------------------------------
                                       STANDISH M. FLEMING


                                       /s/ Ivor Royston
                                       -----------------------------------
                                       IVOR ROYSTON



























                    [Signature Page of Agreement of Joint Filing]

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